AMENDMENT TO THE PREFERRED STOCK AND WARRANT PURCHASE
                                    AGREEMENT


         THIS AMENDMENT, dated as of June 5, 1998 (the "Amendment"), to the Preferred Stock and Warrant Purchase Agreement, dated January 6, 1998 (the "Agreement"), by and among Netegrity, Inc. (the "Company"), Peqout Private Equity Fund, L.P. and Peqout Offshore Private Entity Fund, Inc. (collectively, the "Purchasers"), is entered into by and among the Company and the Purchasers (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement).

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchasers desire to amend certain provisions of the Agreement relating to the closing of the Subsequent Purchase as set forth below.

         NOW,   THEREFORE,   in   consideration   of  the  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

         1.       Amendment to the Agreement.  Acting in accordance with
Section 15 of the Agreement, the undersigned hereby consent to the following amendments to the Agreement:

         (a) Section 1.1 is deleted in its entirety and the following is inserted in lieu thereof:

         "1.1 The Purchases. Upon the terms and subject to the conditions set forth in this Agreement, at the Initial Closing and the Subsequent Closings, the Pequot Entities shall purchase from the Company and the Company shall sell to the Pequot Entities, the number of shares of Series D Preferred Stock and Warrants set forth opposite such entity's name on Exhibit B-1 (the "Initial Purchase"), Exhibit B-2 (the "Second Purchase") and Exhibit B-3 (the "Third Purchase" and, together with the Second Purchase, the "Subsequent Purchases"), respectively (the Initial Purchase and the Subsequent Purchases collectively, the "Purchases"), at the purchase price set forth opposite such entity's name on each exhibit. The aggregate purchase price to be paid by the Pequot Entities for the Series D Preferred Stock and Warrants purchased by them hereunder is set forth on Exhibit B-1, B-2 and B-3, as the case may be, as "Total Purchase Price" (collectively, the "Purchase Price").

         (b) Section 1.2(a)(ii) is deleted in its entirety and the following is inserted in lieu thereof:

         "(ii) the closing of the Subsequent Purchases (each a "Subsequent Closing" and, together, the "Subsequent Closings" and, together with the Initial Closing, the "Closings") shall take place at the location and time of day referred to in clause (i) above on June 5, 1998 in the case of the Second Purchase and July 2, 1998 in the case of the Third Purchase; provided, however, that prior to the Third Purchase, version 3.0 of the SiteMinder (the "SiteMinder 3.0") shall have attained Customer Satisfaction."

         (c)      References to "the Subsequent Closing" in Section 1.4(a) and
(c) shall be replaced with "a Subsequent Closing."

         (d) The first three lines of Section 1.6 are deleted and the following is inserted in lieu thereof:

         "1.6     Conditions to each Subsequent Closing.  The obligations of the Pequot Entities to consummate each Subsequent Closing shall be subject to the satisfaction (or waiver), on or prior to the date of such Subsequent Closing, of the following conditions."

         (e) The first two references to "the Subsequent Closing" in Section 1.6(a) and in Sections 1.6(f) and (h) shall be replaced by "such Subsequent Closing" and the third of such references in Section 1.6(a) shall be replaced by "each of the Subsequent Closings."

         (f) The reference to "the Subsequent Closing" in Section 1.6(c) shall be replaced by "each of the Subsequent Closings."

         (g) Section 2.3 shall be amended to replace "Subsequent Closing" with "Subsequent Closings" wherever such wording appears.

         (h) Section 2.3 shall be amended further such that the two references to "34.43%" be replaced with "31.53%".

         (i) The first sentence of Section 4.9 shall be amended to replace "Subsequent Purchase" with "Subsequent Purchases."

         (j) The first sentence of Section 4.15 shall be amended to replace "the Subsequent Closing" with "July 1, 1998."

         (k) Exhibit B-2 is deleted in its entirety and Exhibits B-2 and B-3 (attached hereto) are inserted in lieu thereof.

         (l) The reference in Exhibit G to "Subsequent Closing" shall be replaced by "Subsequent Closings."

         2. Amendments to Disclosure Schedules. Attached hereto are updates to Schedules 1.3(b), 2.3, 2.6, 2.9, 2.10(a), 2.10(b), 2.10(c), 2.11,
2.12(b), 2.14 and 2.15 to the Agreement, thereby making the Schedules to the Agreement true and correct in all material respects.

         3. Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the transactions contemplated hereby.

         4. Effect of Amendment. Upon effectiveness of this Amendment, on or after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        NETEGRITY, INC.


                                        By:/s/ Barry N. Bycoff
                                        Name:  Barry N. Bycoff
                                        Title:    President


                                        PEQUOT PRIVATE EQUITY FUND, L.P.


                                        By:/s/ Ariel Peretz
                                        Name:  Ariel Peretz
                                        Title:    Chief Financial Officer


                                        PEQUOT OFFSHORE PRIVATE EQUITY
                                        FUND, INC.


                                        By:/s/ Ariel Peretz
                                        Name:  Ariel Peretz
                                        Title:    Chief Financial Officer

                                   EXHIBIT B-2

                             SCHEDULE OF PURCHASERS
                                 SECOND CLOSING




                                                Series D                                    Cash
                                                Shares               Warrants             Tendered*
Investor Name                                   Purchased (#)        Purchased (#)         ($)

Peqout Private Equity Fund L.P.                 739,682              333,031              1,109,523
354 Pequot Avenue
Southport, CT  06490-0760
Attention:  Lawrence D. Lenihan, Jr.
Telephone:  (203) 254-0091
Fax:  (203) 254-3259
Pequot Offshore Private Equity Fund, Inc.        93,652               42,166                140,478
c/o Hemisphere Management Limited
Hemisphere House
9 Church Street
P.O. Box HM 951
Hamilton HM DX Bermuda
Attention:  Thomas L. Healy
Phone:  (441) 295-9166
Fax:  (441) 295-1607                           __________             __________           __________
Total Purchase Price:                          833,334                375,197              1,250,001
                                               =======                =======              =========
Purchase Price Per Share:                      $1.50


                                   EXHIBIT B-3

                             SCHEDULE OF PURCHASERS
                                  THIRD CLOSING



                                                         Series D                                    Cash
                                                         Shares                 Warrants             Tendered*
Investor Name                                            Purchased (#)          Purchased (#)         ($)
Peqout Private Equity Fund L.P.                          739,681                333,031              1,109,521.50
354 Pequot Avenue
Southport, CT  06490-0760
Attention:  Lawrence D. Lenihan, Jr.
Telephone:  (203) 254-0091
Fax:  (203) 254-3259
Pequot Offshore Private Equity Fund, Inc.                93,652                 42,165               140,478.00
c/o Hemisphere Management Limited
Hemisphere House
9 Church Street
P.O. Box HM 951
Hamilton HM DX Bermuda
Attention:  Thomas L. Healy
Phone:  (441) 295-9166
Fax:  (441) 295-1607                                     __________             __________           __________
Total Purchase Price:                                    833,333.00             375,196              1,249,999.50
                                                         ==========             =======              ============
Purchase Price Per Share:                                $1.50

                                                         5